Exhibit 99.1

WiSA Technologies Reports Q1 2024 Results

- Expecting total of 8 WiSA E licensing agreements by year-end 2024, up from 5 currently –

- First WiSA E-enabled products expected to contribute revenue in 2H 2024 -

BEAVERTON, OR — (May 21, 2024) — WiSA Technologies, Inc. (the “Company”) (Nasdaq: WISA), a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, reported first quarter 2024 financial results in its Form 10-Q, which was filed on May 20, 2024. In its conference call and presentation today at 8:00 am PT / 11:00 am ET, management will discuss its WiSA E initiatives, the Company’s results, and provide a general business update.

“In Q1 2024, interest from major brands for WiSA E licensing continued to gain momentum, and to date we’ve secured five agreements, up from two at the start of 2024,” said Brett Moyer, CEO, President, and Chairman of WiSA Technologies. “The first WiSA E-enabled products are anticipated to be delivered and begin contributing revenue in the second half of 2024. In addition, we now expect stronger revenue contributions from WiSA HT customers in the second half of 2024, as their inventories have decreased, and orders have resumed.

“We’ve made strategic investments in WiSA E, and it will be the key driver behind the next phase of revenue growth for WiSA. We’re gaining visibility into that growth as we penetrate multiple end markets working with the top-tier licensing partners that are presently implementing our technology. In addition, we remain in active discussions with multiple brands and expect to add three more WiSA E licensees in 2024.

“To support this growth, we’ve recently completed a series of financing transactions and have bolstered our cash balance to approximately $8 million as of May 20, 2024. With this strengthened balance sheet, we are well-positioned to execute our WiSA E strategy and launch plans in 2024,” concluded Moyer.

About WiSA E

WiSA E is WiSA’s proprietary technology that delivers seamless integration across platforms and devices, setting a new standard for interoperable high-quality audio excellence. It is System-on-Chip (SoC) agnostic, compatible with a wide range of SoCs including MediaTek, Qualcomm, Amlogic, and more. It is also operating system agnostic, currently integrated with Android devices, and Wi-Fi agnostic, functioning efficiently across any Wi-Fi compliant chip. Additionally, it can be seamlessly embedded into various devices, including TVs, mobile devices, set-top boxes, and projectors. Designed for interoperability between WiSA E audio source devices and playback equipment such as speakers, soundbars, subwoofers, smart speakers, and headphones, WiSA E provides a zero BOM cost solution, ensuring cost-effectiveness without compromising quality or performance.

Q1 2024 and Recent Operating Highlights

•	Implemented WiSA E in the Android mobile market, enabling users to watch video on mobile phones and tablets while listening to fully synchronized audio playback on WiSA E-enabled speakers.
•	Expanded WiSA E market reach to over 40 million TVs with the addition of a third HDTV licensee.
•	Executed a fourth 5-year WiSA E licensing agreement with a major HDTV/PTV (Projection TV) brand.
•	Signed a fifth WiSA E licensing agreement with a global consumer electronics company.
•	Announced that Optoma, the nation’s leading 4K UHD and DLP® laser projection brand, received WiSA SoundSend Certification.
•	Entered into a strategic partnership with CITECH Co., Ltd, a leading South Korean-based manufacturer of hi-fi audio products, digital advertising/information kiosks, and telecommunication media products, to integrate WiSA E software into CITECH’s HiFi ROSE line of media streamers.

Q1 2024 and Subsequent Financial Highlights

•	Q1 2024 revenue was $0.3 million, down 46% from $0.5 million in Q1 2023. The decrease in overall sales is primarily related to a slow-down in consumer spending on consumer electronics.
•	Q1 2024 gross margin as a percentage of sales was negative 33%, compared to negative 267% in Q1 2023. The improvement in gross margin compared to the prior period is mainly attributable to the fact Q1 2023 included a $1.3 million increase in inventory reserves and Q1 2024 did not have increases in inventory reserves.
•	Q1 2024 net income was $2.7 million, as compared to a net loss of $0.9 million for Q1 2023. The Q1 2024 increase in net income is primarily due to (i) the change in fair value of warrant liabilities due to fluctuations in WiSA’s share price, and (ii) Q1 2023 had a $1.3 million increase in inventory reserves impacting gross profit, whereas Q1 2024 did not. The positive impact on net income created by the change in warrant liabilities is not expected to be a recurring event.
•	In April 2024:

○	Presented its compliance plan before a Nasdaq hearing panel, which accepted the Company’s plan to achieve compliance with continued listing requirements, giving the Company until June 28, 2024 to demonstrate such compliance.
○	Effected a 1:150 reverse stock split.
○	Regained compliance with Nasdaq’s minimum bid price rule.
•	Executed a series of financing transactions that strengthened the balance sheet; as of May 20, 2024, held $8 million in cash.

Special Stockholders Meeting on May 31, 2024

On May 31, 2024, WiSA Technologies will reconvene its Special Meeting of Stockholders first convened on May 13, 2024, which did not reach a quorum and thus had to be rescheduled. The WiSA Board of Directors again recommend that you VOTE FOR each of the following proposals:

Proposal #1: Authorize a Reverse Stock Split

Proposal #2: Approve an Amendment to the Certificate of Incorporation to Allow the Board of Directors to Amend the Bylaws

Proposal #3: Approve Issuance of Shares upon Exercise of February 2024 Warrants

Proposal #4: Approve Issuance of Shares upon Exercise of March 2024 Warrants

Proposal #5: Consider and Act Upon Other Business

These proposals are detailed in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 17, 2024, and as amended thereafter. Your vote is important, and we encourage all stockholders to vote. For assistance with voting your shares, please contact WiSA’s proxy solicitor, Lioness Consulting, via email at info@lionessconsultingllc.com.

WiSA Technologies Investor Conference Call

Management will host its first quarter 2024 results conference call at 8:00 am PT / 11:00 am ET, on Tuesday, May 21, 2024.

The conference call will be available through a live webcast found here:

Webcast | First Quarter 2024 Results

Those without internet access or who wish to dial in may call: 1- 833-366-1124 (domestic), or 1- 412-317-0702 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the WiSA Technologies call.

A webcast replay of the call will be available approximately one hour after the end of the call and will be available for one year, at the above webcast link. A telephonic replay of the call will be available through May 28, 2024 and may be accessed by calling 1- 877-344-7529 (domestic) or 1- 412-317-0088 (international) or Canada (toll free) 855-669-9658 and using access code 5191498.

A presentation of the Q1 2024 results will be accessible on Tuesday, May 21, 2024, under the “Investors” section of WiSA Technologies’ website.

About WiSA Technologies, Inc.

WiSA Technologies, Inc. (NASDAQ: WISA) is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung; LG; Hisense; TCL; Bang & Olufsen; Platin Audio; and others, the company delivers immersive wireless sound experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. WiSA Technologies, Inc. is a founding member of WiSA™ (the Wireless Speaker and Audio Association) whose mission is to define wireless audio interoperability standards as well as work with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to evangelize and market spatial audio technologies driven by WiSA Technologies, Inc. The company is headquartered in Beaverton, OR with sales teams in Taiwan, China, Japan, Korea, and California. For more information, please visit: www.wisatechnologies.com

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding business opportunities and prospects, design production, product launches, licensing initiatives, and projected operating expenses are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting, among other items - risks related to market, economic and other conditions; our current liquidity position, the need to obtain additional financing to support ongoing operations, WiSA’s ability to continue as a going concern; WiSA’s ability to maintain the listing of its common stock on Nasdaq, WiSA’s ability to manage costs and execute on its operational and budget plans; and, WiSA’s ability to achieve its financial goals and other risks as more fully described in WISA’s filings with the SEC. The information in this press release is provided only as of the date of this press release, and WiSA undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. WiSA disclaims any obligation to update these forward-looking statements.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com